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                                                                     EXHIBIT 8.1

   June 12, 1998



   Eagle Family Foods Holdings, Inc.
   Eagle Family Foods, Inc.
   220 White Plains Road
   Tarrytown, New York 10591

   Re:  Registration Statement on Form S-4
        (File No. 333-50305)
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   Ladies and Gentlemen:

   We have acted as counsel to Eagle Family Foods, Inc., a Delaware corporation, and Eagle Family Foods Holdings, Inc., a Delaware corporation, in connection with the filing of a Registration Statement on Form S-4 (File No. 333-50305) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering $115,000,000 in aggregate principal amount of 8-3/4% Series B Senior Subordinated Notes due 2008 (the "Exchange Notes") offered in exchange for $115,000,000 in aggregate principal amount of outstanding 8-3/4% Senior Subordinated Notes due 2008 originally issued and sold in reliance upon an exemption from registration under the Securities Act (the "Original Notes"). In that connection, we have prepared the section entitled "Certain U.S. Federal Income Tax Consequences" contained in the Registration Statement.

   Our opinion is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), regulations under the Code, judicial authority and current administrative rulings and practice, all as of the date of this letter, and all of which may change at any time.

   Based on the foregoing, it is our opinion that the above-referenced section of the Registration Statement describes the material U.S. federal income tax consequences applicable to holders of the Notes.
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   Eagle Family Foods Holdings, Inc.
   June 12, 1998
   Page 2

   We hereby consent to the use of this opinion as Exhibit 8.1 to the Registration Statement and related Prospectus filed with the Securities and Exchange Commission and to the reference to us under the caption "Certain U.S. Federal Income Tax Consequences" and "Legal Matters" therein.

   Very truly yours,

   /s/ Willkie Farr & Gallagher